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                                                                    Exhibit 4.2
                                                                 EXECUTION COPY


                            AAI.FOSTERGRANT, INC.

                                 $75,000,000
                        10 3/4% SENIOR NOTES DUE 2006

                              PURCHASE AGREEMENT

                                                                  July 16, 1998

NationsBanc Montgomery Securities LLC
Prudential Securities Incorporated
BancBoston Securities Inc.
  c/o NationsBanc Montgomery Securities LLC
  100 North Tryon Street
  Charlotte, North Carolina  28255

Ladies and Gentlemen:

     AAi.FosterGrant, Inc., a Rhode Island corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $75,000,000 in aggregate principal amount of its 10 3/4% Senior Notes due 2006 (the "Notes"). The Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees" and, collectively with the Notes, the "Securities") on a senior unsecured basis, jointly and severally, by each domestic subsidiary of the Company listed on the signature page hereto (the "Subsidiary Guarantors" and, together with the Company, the "Issuers"). The Securities are to be issued pursuant to an indenture, dated as of July 21, 1998 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee").

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Issuers that you will offer and sell the Securities purchased by you hereunder in accordance with
Section 3 hereof as soon as you deem advisable.


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     In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated June 24, 1998 (the "Preliminary Memorandum") and a final offering memorandum, dated July 16, 1998 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers and the Securities. The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the time of execution and delivery of this Agreement (the "Execution Time") and are not meant to include any amendment or supplement subsequent to the Execution Time.

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "Registration Rights Agreement"), pursuant to which the Issuers will agree to use their best efforts to commence an offer to exchange (the "Exchange Offer") the Securities for Exchange Securities (the "Exchange Securities") that have been registered under the Securities Act, and that otherwise are identical in all respects to the Securities, or to cause a shelf registration statement to become effective under the Securities Act and to remain effective for the period designated in such Registration Rights Agreement.

1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company and its subsidiaries are made on the date hereof.

     The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that (it being understood that representations made on the date hereof as to parties other than the Company and its subsidiaries as of such date shall be made to the best knowledge of the Issuers and the Subsidiary Guarantors):

     (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Issuers make no representation or warranty as to the information relating to the Initial Purchasers contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in


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conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers specifically for inclusion therein. No stop order preventing the use of the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

     (b) Neither the Issuers, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act. Neither the Issuers, nor any of their Affiliates, nor any person acting on their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities, provided, that the Issuers make no representation in this sentence regarding the Initial Purchasers. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. The Final Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in Rule 144A(d)(4) under the Act. The Issuers have been advised by the National Association of Securities Dealers, Inc. ("NASD") Private Offerings, Resales and Trading through the Automated Linkages Market ("PORTAL") that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

     (c) None of the Issuers nor any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities. The Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions. The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act. No registration under the Securities Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales (as defined below) assuming the accuracy of, and compliance with, the Initial Purchasers' representations, warranties and agreements set forth in Section 3 of this Agreement. The Securities sold pursuant to Regulation S will initially be represented by a temporary global security as required by Rule 903 of Regulation S.

     (d) Neither the Company nor any of its subsidiaries is, or will be after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as


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described in the Final Memorandum, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (e) Assuming (i) that the representations and warranties and covenants of the Initial Purchasers contained in Section 3 hereof are true and correct and
(ii) that the Initial Purchasers comply with their agreements contained in
Section 3 hereof, (A) registration under the Securities Act of the Securities or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Securities to the Initial Purchasers in the manner contemplated by the Final Memorandum or this Agreement and (B) initial resales of the Securities by the Initial Purchasers on the terms and in the manner set forth in the Final Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act.

     (f) Since the respective dates as of which information is given in the Preliminary Memorandum and the Final Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), results of operations, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries (collectively, a "Material Adverse Change").

     (g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Rhode Island with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, affairs or business prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect").

     (h) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

     (i) Except as set forth in the Final Memorandum and except for rights or options held by the Company to acquire capital stock or other equity interests of subsidiaries, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions,


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rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any subsidiary.

     (j) Attached as SCHEDULE A hereto is a complete and accurate list of each subsidiary of the Company. Each of the subsidiaries of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company owned by the Company has been duly authorized and validly issued and is fully paid and nonassessable, and, except as described in the Preliminary Memorandum and the Final Memorandum or pursuant to the Senior Credit Facility (as defined in the Final Memorandum), all shares of capital stock of each such subsidiary which are owned by the Issuers, directly or through subsidiaries, are free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

     (k) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Registration Rights Agreement, the Indenture and the Senior Credit Facility to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein.

     (l) This Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes the valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

     (m) The Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will constitute the valid


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and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits, of the Indenture, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (n) The Subsidiary Guarantees endorsed on the Notes have been duly authorized by each Subsidiary Guarantor and when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchasers in accordance with this Agreement, the Subsidiary Guarantees will constitute the valid and binding obligation of each of the Subsidiary Guarantors enforceable against each of the Subsidiary Guarantors in accordance with their terms and will be entitled to the benefits of the Indenture except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (o) The Indenture has been duly authorized by each of the Issuers. When the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by each of the Issuers and, assuming the due execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (p) The Exchange Securities have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered, will be validly issued and outstanding, and will constitute the valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).


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     (q) The Registration Rights Agreement has been duly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due execution and delivery by the Initial Purchasers), will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

     (r) On the Closing Date, the Senior Credit Facility and the guarantee of the obligations thereunder by the Subsidiary Guarantors (a) shall have been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and will constitute the valid and binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor, as applicable, in accordance with their terms except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or public policies; and (b) shall be in full force and effect. On the Closing Date, no event of default or event which, with the giving of notice or passage of time or both, would constitute an event of default shall have occurred under the Senior Credit Facility or the guarantees thereof by the Subsidiary Guarantors and all conditions to the extension of credit thereunder still have been satisfied without waiver.

     (s) The industry and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

     (t) Neither the Company nor any of its subsidiaries is in breach or violation of any of the terms or provisions of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject, nor is the Company or any of its subsidiaries in violation of the provisions of its respective charter, by-laws or other organizational documents or any statute or any judgment, order, rule or regulation of any court or


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governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default is cured at or prior to the Closing Date and within the grace period applicable thereto or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect). To the best knowledge of the Issuers, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject, except for such defaults which would not, singly or in the aggregate, have a Material Adverse Effect or (ii) the respective charter, by-laws or other organizational documents of the Company or any of its subsidiaries.

     (u) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Senior Credit Facility by the Issuers (to the extent each is a party thereto), and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities) does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject, nor will such actions result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or any statute to which they may be subject or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except to the extent any such conflict, breach, violation or default singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect); and except for such consents, approvals, authorizations, orders, filings or registrations as may be required under applicable state securities and Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or as set forth in the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Senior Credit Facility by the Issuers (to the extent each is a party thereto), the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Securities and Exchange Securities by the Issuers, except such as have been or will be obtained and made on or prior to the Closing Date or such the failure to obtain would not, singly or in the aggregate, have a Material Adverse Effect.


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     (v) As of the Closing Date, the Securities and the Indenture will conform in all material respects to the descriptions thereof contained in the Final Memorandum. As of the Closing Date, the provisions of the Registration Rights Agreement and the Senior Credit Facility, to the extent that such provisions are summarized in the Final Memorandum, will conform in all material respects to the descriptions thereof contained in the Final Memorandum.

     (w) Except as set forth in the Preliminary Memorandum and the Final Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Change or, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Securities.

     (x) The Company and each of its subsidiaries has good and marketable title to all real property and all personal property owned by it and used in the conduct of the business of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and defects except as are described in the Preliminary Memorandum and Final Memorandum or do not materially and adversely affect the value of such property to the Company or such subsidiary, and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary to an extent that such interference would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases to which the Company or any of its subsidiaries is a party material to the business of the Company and its subsidiaries, taken as a whole, and described in the Final Memorandum are in full force and effect, and to the knowledge of the Issuers no default has occurred or is continuing thereunder which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the offering of the Securities, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee (with such exceptions as do not materially interfere with the use made by the Company or such subsidiary). The Company and its subsidiaries possess adequate certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.


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     (y) Each of the accountants who have certified or will certify the financial statements of the Company and its subsidiaries included in the Final Memorandum are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder. The financial statements included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries, on a consolidated basis, and Foster Grant Group L.P. as at the dates indicated and the results of their respective operations and the changes in their consolidated financial position for the periods specified subject, in the case of interim period financial statements, to normal year-end adjustments; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein and except, in the case of interim period financial statements, for the absence of certain footnotes required by such accounting principles, and comply as to form in all material respects with the requirements applicable to such financial statements included in registration statements on Form S-1 under the Securities Act. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     The pro forma financial statements included in the Preliminary Memorandum and the Final Memorandum have been prepared on a basis consistent with the historical financial statements of (i) the Company and its subsidiaries, (ii) Fantasma. LLC ("Fantasma") , (iii) Superior Jewelry Company ("Superior") and
(iv) Eyecare Products UK Ltd. ("Foster Grant UK") and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Memorandum and the Final Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Preliminary Memorandum and the Final Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.


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     The historical and pro forma financial statements included in the
Preliminary Memorandum and the Final Memorandum constitute all of the financial statements that would be required to be included in a registration statement on Form S-1 under the Securities Act.

     (z) Neither the Company nor any of its subsidiaries is now or, after giving effect to the issuance of the Securities and the application of the proceeds thereof, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due.

     (aa) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, or otherwise possess the right to use, all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

     (bb) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (cc) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Issuers, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Issuers, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Issuers, threatened against


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the Company or any of its subsidiaries and (iii) to the best knowledge of the
Issuers, no union representation question existing with respect to the employees of the Company or any of its subsidiaries. To the best knowledge of the Issuers, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations that could not reasonably be expected to have a Material Adverse Effect.

     (dd) The Company has filed all material tax returns required to be filed by the Company or any of its subsidiaries in all jurisdictions and paid all taxes shown due thereon, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Issuers, there are no material proposed additional tax assessments against the Company or any of its subsidiaries, or the assets or property of the Company or any of its subsidiaries, except those tax assessments for which adequate reserves have been established.

     (ee) Each of the Company and its subsidiaries maintains or is entitled to the benefits of insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

     (ff) The Company has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

     (gg) Neither the Company nor any of its subsidiaries, nor, to any Issuers' knowledge, any director, officer, agent, employee, shareholder or other person, in any such case, acting on behalf of the Company or any of its subsidiaries, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback or other payment that is unlawful.

     (hh) The execution and delivery of this Agreement, the Registration Rights Agreement, the Indenture and the Senior Credit Facility and the sale of the Securities to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Final Memorandum under the caption "Notice to Investors."

     (ii) Neither the Company nor any of its subsidiaries has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Securities and Exchange Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

     (jj) The Company and its subsidiaries have complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with persons or Affiliates located in Cuba.

     (kk) Other than as set forth on SCHEDULE B hereto, neither the Company nor any subsidiary is a party to any contract or agreement that would be required to be filed with the SEC (as defined below) as an exhibit to a registration statement on Form S-1 pursuant to entries (2), (4) and (10) of the Exhibit Table of Item 601 of Regulation S-K under the Securities Act.

     (ll) Neither the Company nor any subsidiary is a "public utility" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act").

     2. PURCHASE AND SALE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuers agree to sell to each of the Initial Purchasers and each of the Initial Purchasers agrees to purchase the aggregate principal amount of Securities set forth opposite its name as shown in SCHEDULE C hereto, at a purchase price equal to 97% of the principal amount thereof.

     The Issuers shall not be obligated to deliver any of the Securities to be delivered except upon payment for all the Securities to be purchased as provided herein.

     3. SALE AND RESALE OF THE SECURITIES BY THE INITIAL PURCHASER. Each of the Initial Purchasers represents and warrants to the Issuers that:

     (a) It is a qualified institutional buyer ("QIB") as defined in Rule 144A under the Securities Act, as such may be amended from time to time ("Rule 144A") and it will offer the Securities to be purchased hereunder for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

     (b) It (i) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (ii) will solicit offers for the Securities only from, and will offer, sell or deliver (the "Exempt Resales") the Securities, as part of its initial offering, only to the following persons (each an "Eligible Purchaser") (A) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and (B) persons outside the United States in offshore transactions in reliance on and in compliance with Regulation S.

     (c) With respect to Securities sold in reliance on Regulation S, (i) neither such Initial Purchaser nor any of its Affiliates nor anyone acting on its behalf has offered or sold, or will offer or sell, any Securities by means of any directed selling efforts (as defined in Rule 902 of Regulation S) in the United States and any such persons has complied and will comply with the offering restrictions requirements of Regulation S in connection with the offering and (ii) at or prior to confirmation of all sales of Securities made in reliance on Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of a distribution thereof at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with an exemption from or in a transaction not subject to the Securities Act. Terms used above have the meanings given them by Regulation S."

The sale of the Securities to non-U.S. persons in offshore transactions is not part of a plan or scheme to avoid the registration requirements of the Securities Act.

     (d) (i) It has not solicited, and will not solicit, offers to purchase any of the Securities from, (ii) it has not sold, and will not sell, any of the Securities to, and (iii) it has not distributed, and will not distribute, the Preliminary Memorandum or the Final Memorandum to, any person or entity in any jurisdiction outside of the United States except, in each case, in compliance in all material respects with all applicable laws of such jurisdiction. For purposes of this Agreement, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

     (e) Unless prohibited by applicable law, (i) it will furnish to each person to whom it offers any Securities, a copy of the Preliminary Memorandum (as amended or supplemented) or Final Memorandum or (unless delivery of such Preliminary Memorandum is required by applicable law) shall inform each such person that a copy of such Preliminary Memorandum or the Final Memorandum will be available upon request and (ii) it will furnish to each person to whom it sells Securities a copy of the Final Memorandum (as then amended or supplemented by applicable law) and shall inform each such person that a copy of such Final Memorandum will be available upon request.

     (f) It will comply in all material respects with the advice contained in the Blue Sky Memorandum related to the state securities laws.

     4. DELIVERY OF AND PAYMENT FOR THE NOTES. Delivery of and payment for the Securities shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, New York at 9:00 A.M., New York City time, on July 21, 1998, or at such other date or place as shall be determined by agreement between the Initial Purchasers and the Company. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Issuers shall deliver or cause to be delivered the Securities to the Initial Purchasers for the account of the Initial Purchasers against payment to or upon the order of the Company of the purchase price by wire transfer in federal (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in definitive fully registered form and registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other name or names and in such denominations as the Initial Purchasers shall request in writing not less than one business day prior to the Closing Date. For the purpose of expediting the checking and packaging of the Securities, the Issuers shall make the Securities available for inspection by the Initial Purchasers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

     5. FURTHER AGREEMENTS OF THE ISSUERS. The Issuers jointly and severally agree with each Initial Purchaser as set forth below in this Section 5:

     (a) The Issuers will furnish to the Initial Purchasers, and those persons identified by the Initial Purchasers to the Issuers, without charge, as many copies of the Preliminary Memorandum and the Final Memorandum and any supplements and amendments thereto as they may reasonably request.

     (b) Prior to making any amendment or supplement to the Preliminary Memorandum or the Final Memorandum, the Issuers shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review. The Issuers consent to the use of the Preliminary Memorandum and the Final Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

     (c) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuers, to amend or supplement the Final Memorandum in order that the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if it is necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will (i) notify the Initial Purchasers, (ii) promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Final Memorandum, as so amended or supplemented, will comply with applicable law and (iii) furnish to the Initial Purchasers such number of copies of such amendment or supplement as they may reasonably request.

     (d) So long as any Securities are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), the Issuers will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (e) So long as the Securities and Exchange Securities are outstanding, the Issuers will furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Securities and Exchange Commission ("SEC") on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the SEC, and such other documents, reports and information as shall be furnished by the Issuers to the Trustee or to the holders of the Securities and Exchange Securities pursuant to the Indenture.

     (f) The Issuers will use their best efforts to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers reasonably designate and to continue such qualifications in effect so long as reasonably required for the distribution of the Securities. The Issuers will also arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers reasonably request. Notwithstanding the foregoing, the Issuers shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise subject.

     (g) The Issuers will use their best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market and to permit the Securities to be eligible for clearance and settlement through DTC.

     (h) Except following the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto prior to the effectiveness thereof, the Issuers will not, and will cause their Affiliates not to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (i) The Company will apply the net proceeds from the sale of the Securities as set forth in the Final Memorandum under "Use of Proceeds."

     (j) The Issuers will take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become (i) an "investment company" within the meaning of the Investment Company Act or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act.

     (k) The Company and its subsidiaries will not, and will cause their Affiliates not to, take any action that would require the registration under the Securities Act of the Securities (other than pursuant to the Registration Rights Agreement) including, without limitation, (i) engaging in any directed selling efforts (within the meaning of Regulation S) during any applicable restricted period or (ii) offering any other securities in a manner that would be integrated with the transactions contemplated hereby.

     (l) Prior to the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their Affiliates are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities, (A) the Issuers will periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) the Issuers will amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (C) the Issuers will provide the Initial Purchasers with copies of each such amended or supplemented Final Memorandum, as the Initial Purchasers may reasonably request.

     The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(l).

     (m) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

     (n) To cause the Exchange Offer to be made in the appropriate form to permit registered Exchange Securities to be offered in exchange for the Securities and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

     (o) To comply with all of their agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

     (p) The Issuers will do all things reasonably necessary to satisfy the closing conditions set forth in Section 7 hereof.

     6. EXPENSES. The Issuers, jointly and severally, agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and Exchange Securities and any issue or stamp taxes payable in that connection; (b) the costs incident to the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments, supplements and exhibits thereto; (c) the costs of distributing the Preliminary Memorandum, the Final Memorandum and any amendment or supplement thereto; (d) the fees and expenses of qualifying the Securities and Exchange Securities under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers, which will be $5,000); (e) the cost of printing the Securities and the Exchange Securities; (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Securities and Exchange Securities; (g) any fees paid to rating agencies in connection with the rating of the Securities and Exchange Securities; (h) the costs and expenses of DTC and its nominee, including its book-entry system; (i) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL market; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement.

     7. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the satisfaction of the following conditions:

     (a) The representations and warranties on the part of the Issuers contained herein at the Execution Time and the Closing Date and the statements of the Issuers made in any certificates pursuant to the provisions hereof shall be accurate, and the Issuers shall have performed all of their obligations hereunder in all material respects.

     (b) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Final Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) The Final Memorandum shall have been printed and copies distributed to the Initial Purchasers as soon as practicable but in no event later than on the Business Day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction referred to in Section 5(f) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

     (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Securities; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, singly or in the aggregate, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the SEC or any governmental agency of any jurisdiction referred to in Section 5(f) preventing the use of the Final Memorandum, or any amendment or supplement thereto, or which would reasonably be expected to have a Material Adverse Effect.

     (e) Since the dates as of which information is given in the Final Memorandum and other than as set forth in the Final Memorandum, (i) there shall not have been any Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change, or any material change in the long-term debt, or material increase in the short-term debt, from that set forth in the Final Memorandum; (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock;
(iii) the Company and its subsidiaries shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Final Memorandum.

     (f) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) Gerald F. Cerce, Chairman, and (ii) Duane M. DeSisto, Chief Financial Officer, confirming that (A) such officers have participated in conferences with other officers and representatives of the Issuers, representatives of the independent public accountants of the Issuers and representatives of counsel to the Issuers at which the contents of the Final Memorandum and related matters were discussed and (B) the matters set forth in paragraphs (a), (c) (d) and (e) of this Section 7 are true and correct as of the Closing Date.

     (g) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum, the Senior Credit Facility and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby, shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Issuers shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (h) Hinckley, Allen & Snyder, counsel for the Issuers, shall have furnished to the Initial Purchasers its written opinion (containing customary limitations and approvals that shall be reasonably satisfactory in all material respects to the Initial Purchasers' counsel), addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

          (i) The Company and each Subsidiary Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of the Subsidiary Guarantors is duly qualified to do business and in good standing as foreign organization in each U.S. jurisdiction with respect to which it has certified to us that they own property, maintain business or have employees (except where failure to so qualify would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

          (ii) Assuming, (A) the accuracy of and compliance with the representations, warranties and covenants of the Issuers set forth in Section 1 of this Agreement, (B) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants set forth in Section 3 of this Agreement, (C) the accuracy of the representations and warranties of each of the purchasers to whom the Initial Purchasers initially resell the Securities, as specified under the caption "Notice to Investors" in the Preliminary Memorandum and the Final Memorandum, (D) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum and (E) if required by applicable law, receipt by the purchasers to whom the Initial Purchasers initially resell the Securities of a copy of the Final Memorandum prior to such sale, it is not necessary in connection with the offer, issuance, sale and delivery of the Securities to the Initial Purchasers, and the initial reoffer, resale and delivery of the Securities by the Initial Purchasers, as contemplated by this Agreement and the Final Memorandum, to register the Securities under the Securities Act, or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of Securities or any resale of Securities by any person other than the Initial Purchasers.

          (iii) Each of the Company and the Subsidiary Guarantors has the corporate power and authority to execute and deliver, and to consummate the transactions contemplated by, this Agreement, the Registration Rights Agreement, the Indenture and the Senior Credit Facility; the Company has the corporate power and authority to issue and deliver the Notes as contemplated by this Agreement; and the Subsidiary Guarantors have the corporate power and authority to issue and deliver the Subsidiary Guarantees as contemplated by this Agreement.

          (iv) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action of the Company and each Subsidiary Guarantor, and this Agreement has been duly executed and delivered by the Company and each Subsidiary Guarantor.

          (v) The execution and delivery of the Indenture have been duly authorized by all requisite corporate action of the Company and each Subsidiary Guarantor; and the Indenture has been duly executed and delivered by the Company and each Subsidiary Guarantor, and assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

          (vi) The execution and delivery of the Securities have been duly authorized by all requisite corporate action of the Company and each of the Subsidiary Guarantors; the Notes have been duly executed by the Company and the Subsidiary Guarantees have been duly executed by each of the Subsidiary Guarantors and assuming due authentication by the Trustee, when delivered by the Company and the Subsidiary Guarantors and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes and the Subsidiary Guarantees will be valid and binding obligations of the Company and each of the Subsidiary Guarantors respectively, entitled to the benefits of the Indenture, enforceable against the Company and each of the Subsidiary Guarantors in accordance with their terms, except that enforcement thereof may be subject to
(A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

          (vii) The execution and delivery of the Exchange Securities have been duly authorized by all requisite corporate action of the Company and each of the Subsidiary Guarantors.

          (viii) The execution and delivery of the Registration Rights Agreement have been duly authorized by all requisite corporate action of the Company and each of the Subsidiary Guarantors; the Registration Rights Agreement has been duly executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Initial Purchasers, the Registration Rights Agreement is a valid and binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that (i) enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought and (ii) the validity and enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or public policies.

          (ix) The execution and delivery of the Senior Credit Facility have been duly authorized by all requisite corporate action of the Company and each of the Subsidiary Guarantors; the Senior Credit Facility has been duly executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the other parties thereto, the Senior Credit Facility is a valid and binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.

          (x) The execution and delivery by the Company and each of the Subsidiary Guarantors of this Agreement, the Indenture, the Registration Rights Agreement and the Senior Credit Facility, the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities and the Exchange Securities) and by the Final Memorandum will not (A) to the knowledge of such counsel, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument set forth on Schedule B except any breach or violation or default which would not, singly or in the aggregate, have a Material Adverse Effect or (B) result in any violation of the provisions of the (1) charter, bylaws or other organizational documents of the Company or any of its subsidiaries, (2) to the knowledge of such counsel, any applicable law, rule or regulation (other than Securities Laws (as defined below) as to which an opinion is given in paragraph (ii) above) with respect to the Company or any of its subsidiaries or (3) to the knowledge of such counsel, any rule or regulation (other than Securities Laws (as defined below) as to which an opinion is given in paragraph (ii) above) or order of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries except, in the case of (2) and (3), a violation which would not, singly or in the aggregate, have a Material Adverse Effect; and, to the knowledge of such counsel, except for such consents, approvals or authorizations of, or filings, registrations or qualifications with, governmental authorities as may be required under the Securities Act and the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder or applicable states securities or Blue Sky laws, rules or regulations (all of such laws, rules and regulations are collectively referred to herein as "Securities Laws") in connection with the purchase and distribution of the Securities by the Initial Purchasers and as set forth in, and in order to consummate the transactions contemplated by, the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required in connection with the execution and delivery by the Company and the Subsidiary Guarantors of this Agreement, the Indenture, the Registration Rights Agreement or the Senior Credit Facility, the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities and Exchange Securities) by the Company and the Subsidiary Guarantors, except such as have been obtained and made or have been disclosed in the Final Memorandum or such the failure to obtain would not, singly or in the aggregate, have a Material Adverse Effect.

          (xi) The descriptions in the Final Memorandum of the Indenture, the Securities, the Registration Rights Agreement and the Senior Credit Facility are accurate summaries of such documents in all material respects. The statements under the captions "Business -- Intellectual Property and Licenses," "Description of Notes" and "Plan of Distribution" in the Final Memorandum, to the extent they constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present in all material respects such legal matters, documents and proceedings.

          (xii) Trademarks of the Company and its subsidiaries which are registered in the United States and/or Canada in the name of the Company or its subsidiaries are set forth in Exhibit 1, a copy of which is attached hereto and incorporated herein by reference. To the knowledge of such counsel, neither the Company nor any of its subsidiaries has received any notice of any infringement of or claim of any conflict with the rights of any third party with respect to any of such registered trademarks which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Company.

          (xiii) To such counsel's knowledge, no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party that would be required under the Securities Act to be described in a registration statement on Form S-1 or a prospectus contained therein delivered at the time of the confirmation of the sale of an offering of securities registered under the Securities Act that are not described in the Final Memorandum, or, to such counsel's knowledge, that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Initial Purchasers or the consummation of the transactions described in the Final Memorandum under the caption "Use of Proceeds."

          (xiv) Neither the Company nor any of its subsidiaries is (i) subject to registration and regulation as an "investment company" within the meaning of the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act.

          (xv) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company or any of its subsidiaries that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

          (xvi) Assuming the Initial Purchasers purchase the Securities in accordance with Rule 144A under the Securities Act, neither the issuance or sale of the Securities nor the application by the Company of the net proceeds thereof as set forth in the Final Memorandum will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (xvii) To the best of such counsel's knowledge, no stop order preventing the use of the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

     In rendering such opinion, such counsel may state that its opinion (i) as to the laws of the State of New York is made in reliance on the opinion of Latham & Watkins and (ii) is otherwise limited to matters governed by the Federal laws of the United States of America, the laws of the State of Rhode Island, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Issuers, representatives of the independent public accountants for the Issuers and the Initial Purchasers and its counsel at which the contents of the Final Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum, and has not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel that lead such counsel to believe that the Final Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which there were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements or other financial data included therein).

     (i) The Initial Purchasers shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

     (j) The Issuers and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

     (k) The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

     (l) Prior to or concurrently with the issue and sale of the Securities, the Issuers shall have entered into the Senior Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. There shall exist at and as of the Closing Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Senior Credit Facility. On the Closing Date, the Senior Credit Facility shall be in full force and effect and shall not have been modified except as contemplated by the Final Memorandum.

     (m) At the Execution Time and at the Closing Date, Arthur Andersen LLP, independent accountants for the Company, and Price Waterhouse LLP, independent accountants for Foster Grant Group L.P., shall have each furnished to the Initial Purchasers customary comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA"), with respect to the financial statements and certain financial information of the Company and its subsidiaries, and Foster Grant Group L.P.

     (n) (i) None of the Company or any of its subsidiaries shall have sustained since the date of the latest financial statements included in the Final Memorandum losses or interferences with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, other than immaterial changes in short-term borrowings to finance working capital in the ordinary course of business, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum, the effect of which, in any such case described in clause
(i) or (ii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The NASDAQ Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the SEC, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Final Memorandum.

     (p) As of the Closing Date, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) will have imposed (or will have informed the Company or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Subsidiary Guarantor's retaining any rating assigned to the Company or any Subsidiary Guarantor, any securities of the Company or any Subsidiary Guarantor or (ii) will have indicated to the Company or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor.

     (q) Prior to or concurrently with the issue and sale of the Securities, the amendment to the relative powers, preferences and rights and the qualifications, limitations and restrictions thereof, granted to or imposed on the Company's Series A Redeemable Convertible Preferred Stock as set forth on Exhibit 2 hereto (the "Amendment") shall have been duly and validly approved by the shareholders of the Company and the Initial Purchasers shall have received evidence reasonably satisfactory to the Initial Purchasers and their legal counsel of the filing of the Amendment with the Rhode Island Secretary of State and its effectiveness.

     (r) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

     (s) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

     8. INDEMNIFICATION AND CONTRIBUTION.

     (a) The Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents (including, without limitation, attorneys) of the Initial Purchasers and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Issuers to any holder or prospective purchaser of the Securities pursuant to Section 5(e), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the Issuers will not be liable in any such case to any Initial Purchaser to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser specifically for inclusion therein; provided that the indemnification contained in this paragraph (a) with respect to the Preliminary Memorandum shall not inure to the benefit of the Initial Purchasers (or to the benefit of any person controlling the Initial Purchasers) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by the Initial Purchasers to any person if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) shall not have been delivered or sent to such person and each untrue statement of a material fact contained in, and each omission or alleged omission of a material fact from, such Preliminary Memorandum was corrected in the Final Memorandum (as so amended or supplemented) and it shall have been determined that any Initial Purchaser and each person, if any, who controls such Initial Purchasers would not have incurred such losses, claims, damages, liabilities and expenses had the Final Memorandum been delivered or sent.

     (b) Each Initial Purchaser agrees severally and not jointly to indemnify and hold harmless the Issuers, their directors, officers, employees and agents (including, without limitation, attorneys), and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Issuers and the Initial Purchasers acknowledge that the statements set forth in the last paragraph of the cover page, the statements that the Initial Purchasers intend to make a market in the Notes, the statement preceding the caption "Note Regarding Forward-Looking Statements" regarding transactions that stabilize the price of the Notes and the statements under the headings "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the opinion of legal counsel to the indemnified party, present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been informed in writing by legal counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Initial Purchasers and all persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) all Issuers, their directors and officers and each person, if any, who controls any Issuer within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control persons of the Initial Purchasers, such firm shall be designated in writing by NationsBanc Montgomery Securities LLC. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, on the one hand, and the Initial Purchasers, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuers and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and by such Initial Purchaser, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, on the one hand, and of such Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Securities, and benefits received by any Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by such Initial Purchaser from the Issuers in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Issuers or the Initial Purchasers. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each partner, director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the

Issuers within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(o) or 7(p) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

     10. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES. If (a) the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers otherwise than for any reason permitted under this Agreement or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement (except the occurrence of any of the events described in Section 7(o) hereof), the Issuers shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Initial Purchasers.

     11. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to NationsBanc Montgomery Securities LLC, 100 North Tryon Street, 20th Floor, Charlotte, North Carolina 28255, Attention: Scott Holmes, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Kirk A. Davenport;

     (b) if to the Issuers, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Final Memorandum, Attention: Duane M. DeSisto, with a copy to Hinckley, Allen & Snyder, 1500 Fleet Center, Providence, Rhode Island 02903-2393, Attention:
Stephen J. Carlotti.

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Issuers contained in this Agreement shall also be deemed to be for the benefit of directors, officers, employees and agents (including, without limitation, attorneys) of the Initial Purchasers and the person or persons, if any, who control an Initial Purchasers within the meaning of Section 15 of the Securities Act and the representations, warranties, indemnities and agreements of the Initial Purchasers contained herein shall also be deemed to be for the benefit of directors, officers, employees and agents (including without limitation, attorneys) of the Issuers and the person or persons who control any of the Issuers within the meaning of
Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     14. DEFINITION OF "BUSINESS DAY." For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York or The City of Charlotte, North Carolina are authorized or obligated by law, executive order or regulation to close.

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     17. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                            [Signature page follows]

     If the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                             Very truly yours,


                             AAI.FOSTERGRANT, INC.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President and Chief Executive Officer

                   GUARANTORS:


                             FOSTER GRANT HOLDINGS, INC.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President


                             THE BONNEAU COMPANY

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President


                             OPTI-RAY, INC.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President


                             BONNEAU GENERAL, INC.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President

                             BONNEAU HOLDINGS, INC.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President


                             O-RAY HOLDINGS, INC.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President


                             F.G.G. INVESTMENTS, INC.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President


                             FOSTER GRANT GROUP, L.P.

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: President and Chief Executive Officer


                              FANTASMA, LLC

                             By: /s/ Gerald F. Cerce
                                --------------------------------------------
                                Name: Gerald F. Cerce
                                Title: Chairman

     The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.


     NATIONSBANC MONTGOMERY SECURITIES LLC


     By:  /s/ J. Scott Holmes
         -----------------------------
           Name: J. Scott Holmes
           Title: Principal


     PRUDENTIAL SECURITIES INCORPORATED


     By:
         -----------------------------
         Name:
         Title:


     BANCBOSTON SECURITIES INC.


     By:
         -----------------------------
         Name:
         Title:

     The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.


     NATIONSBANC MONTGOMERY SECURITIES LLC


     By:
         -----------------------------
         Name:
         Title:


     PRUDENTIAL SECURITIES INCORPORATED


     By:  /s/ Timothy O'Neill
         ----------------------------
         Name: Timothy O'Neill
         Title: Director


     BANCBOSTON SECURITIES INC.


     By:
         ----------------------------
         Name:
         Title:

     The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

     NATIONSBANC MONTGOMERY SECURITIES LLC


     By:
         -----------------------------
         Name:
         Title:

     PRUDENTIAL SECURITIES INCORPORATED


     By:
         ----------------------------
         Name:
         Title:


     BANCBOSTON SECURITIES INC.


     By:  /s/ Gregory C. Foy
         ----------------------------
         Name: Gregory C. Foy
         Title: Managing Director

                                   EXHIBIT A


                                   Amendment

1. "SECTION 6.6 - SUSPENSION OF REDEMPTION OBLIGATION. Notwithstanding any provision of this Section 6 to the contrary, if at any time the Corporation shall have outstanding any Indebtedness (as hereinafter defined) the terms of which restrict the Corporation's ability to redeem, in whole or in part, the Series A Preferred Stock ("Restrictive Indebtedness"), then in such event the Corporation's obligations under Section 6.1 and Section 6.2 to redeem any shares of Series A Preferred Stock shall be suspended until ninety-one (91) days after the date that such Restrictive Indebtedness is no longer outstanding. The Corporation shall notify the holders of the Series A Preferred Stock in writing within ten (10) days of its incurrence of any Restrictive Indebtedness which under this Section 6.6 would require the suspension of its redemption obligations under Sections 6.1 and 6.2 hereof. Within ten days after the expiration of ninety-one (91) days after the date of the payment of such Restrictive Indebtedness in full, the Corporation shall issue a written notice of redemption in accordance with Section 6.5 hereof for such number of shares of Series A Preferred Stock as the Corporation would have been obligated to redeem, pursuant to the provisions of Sections 6.1 or 6.2 hereof, on or prior to such notice date, but for the provisions of this Section 6.6. Nothing in this
Section 6.6 shall affect or impair the rights granted the holders of Series A Preferred Stock pursuant to Section 5 hereof, nor shall it affect or impair any of the provisions relating to conversion set forth in Section 8 hereof. Notwithstanding any other provision of this Section 6 to the contrary, unless approved by the Preferred Directors, the aggregate principal amount of Restrictive Indebtedness shall not exceed at any time $150 million. For purposes of this Section 6.6, "Indebtedness" shall mean (i) any obligation of the Corporation or its subsidiaries for borrowed money, (ii) any obligation of the Corporation or its subsidiaries evidenced by bonds, debentures, notes or similar instruments, and (iii) any reimbursement obligation of the Corporation or its subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Corporation and/or its subsidiaries, in each case, other than any obligation owed to a Person who directly or indirectly is controlling or controlled by or under direct or indirect common control with the Corporation."


2. "7(g) The sum of (i) consolidated stockholders' equity of the Corporation and its subsidiaries, and (ii) (to the extent not included in the stockholders' equity) the Series A Preferred Stock and (iii) up to $5 million outstanding in respect of notes issued by the Corporation on the Original Issue Date to its stockholders on such date and to the initial purchasers of the Series A Preferred Stock, all determined in accordance with generally accepted accounting principles consistently applied, shall at any time be less than $19,500,000 ( the "Minimum Amount") provided, however, that the Minimum Amount shall be reduced dollar for dollar by any payments with respect of the principal balance of the notes referred to in clause (iii) hereof."

3. "8.2 AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price at any time upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, with managing underwriters reasonably satisfactory to the Required Holders, covering the offer and sale of Common Stock for the account of the Corporation to the public generally providing net proceeds to the Corporation (after underwriter commissions and discounts, but before other offering expenses) of not less than $20,000,000 and at a price per share of Common Stock equal to 137.8% of the initial Conversion Price if such underwritten public offering shall be consummated on or before May 31, 1999, and thereafter 175% of the initial Conversion Price, in each case adjusted for stock splits and stock dividends after the Original Issue Date (a "QUALIFIED PUBLIC OFFERING")."

                                   EXHIBIT B


                         Registration Rights Agreement

                                                                       EXHIBIT B



================================================================================















                          REGISTRATION RIGHTS AGREEMENT


                            Dated as of July 21, 1998

                                  by and among

                              AAi.FosterGrant, Inc.

                        The Guarantors Signatories Hereto

                                       and

                      NationsBanc Montgomery Securities LLC
                       Prudential Securities Incorporated
                                       and
                           BancBoston Securities Inc.








================================================================================

         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of July 21, 1998, by and among AAi.FosterGrant, Inc., a Rhode Island corporation (the "COMPANY"), the Guarantors signatories hereto (each a "GUARANTOR" and, collectively, the "GUARANTORS"), and NationsBanc Montgomery Securities LLC, Prudential Securities Incorporated and BancBoston Securities Inc. (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 10 3/4% Senior Notes due 2006 (the "SERIES A NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to that certain Purchase Agreement, dated July 16, 1998 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated July 21, 1998, among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee, relating to the Series A Notes and the Series B Notes (the "INDENTURE").

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT:  The Securities Act of 1933, as amended.

         AFFILIATE:  As defined in Rule 144 of the Act.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized or ordered to close.

         CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

         CLOSING DATE:  The date hereof.

         COMMISSION:  The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer,

(b) the maintenance of such Exchange Offer Registration Statement as continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

         CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

         EFFECTIVENESS DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and pursuant to Regulation S under the Act.

         FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

         HOLDERS: As defined in Section 2 hereof.

         INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

         INDEMNIFIED PARTY: As defined in Section 8(c) hereof.

         INDEMNIFYING PARTY: As defined in Section 8(c) hereof.

         INDENTURE: The Indenture, dated as of the Closing Date, among the Company, the Guarantors and the Trustee, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms therein.

         LIQUIDATED DAMAGES: As defined in Section 5 hereof.

         MANAGING UNDERWRITERS: As defined in Section 10 hereof.

         NOTES: Series A and Series B Notes.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

         REGISTRATION DEFAULT: As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         REGULATION S: Regulation S promulgated under the Act.

         RESTRICTED BROKER-DEALER: Any Broker-Dealer that holds Series B Notes that were acquired in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its affiliates).

         RULE 144: Rule 144 promulgated under the Act.

         SERIES B NOTES: The Company's 10 3/4 % Series B Senior Notes due 2006 to be issued pursuant to tHe Indenture in the Exchange Offer or as contemplated by Section 4 hereof.

         SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

         SUSPENSION NOTICE: As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77a-77b) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer for a Series B Note and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Series A Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act.

         TRUSTEE:  IBJ Schroder Bank & Trust Company and any of its successors.

SECTION 2. HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date (such 45th day being the "FILING DEADLINE"), (ii) use their best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 135 days after the Closing Date (such 135th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and
(ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealers acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes and the guarantees thereof shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th day being the "CONSUMMATION DEADLINE").

         (c)

                  (i) The Company and the Guarantors shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial resale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, and that the Prospectus contained in the Exchange Offer Registration Statement may be used to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

                  (ii) To the extent necessary to ensure that the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, upon the reasonable request of any Broker-Dealer who certifies in writing to the Company that it anticipates it will be a Restricted Broker-Dealer, the Company and the Guarantors agree to use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated (unless extended pursuant to Section 6(d) hereof), or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall promptly provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request, at any time during such period.

SECTION 4. SHELF REGISTRATION

         (a) SHELF REGISTRATION. If (i) the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration

Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

         (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, (such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and

         (y) shall use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and
(ii) the date on which the Company receives the notice specified in clause
(a)(ii) above (such 90th day the "EFFECTIVENESS DEADLINE").

         If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         The Company and the Guarantors shall use their respective best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the Transfer Restricted Securities are available for sale under Rule 144(k) under the Act (as extended pursuant to Section 6(d)), or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-

K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such agreement and information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (c) BLACK OUT PERIOD. During any consecutive 365 day period, the Company may suspend the effectiveness of the Shelf Registration Statement on two occasions for a period of not more than 45 consecutive days if there is a possible acquisition or business combination or other transaction, business development or event involving the Company that may require disclosure in the Shelf Registration Statement and the Board of Directors of the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its shareholders or obtaining any financial statements relating to an acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable. In such a case, the Company shall promptly notify the Holders of the suspension of the Shelf Registration Statements' effectiveness, provided that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Board of Directors of the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event, or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Shelf Registration Statement pursuant to this Section 4(c) shall cease and the Company shall promptly comply with Section 6(c)(ii) hereof and notify the Holders that disposition of Transfer Restricted Securities may be resumed.

SECTION 5. LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the periods specified in this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby Liquidated Damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration

Default continues for the first 90-day period immediately following the occurrence of such Registration Default ("LIQUIDATED DAMAGES"). The amount of the Liquidated Damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement and/or, if applicable, the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement and/or, if applicable, the Shelf Registration Statement, in the case of (ii) above, (3) upon consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement and/or, if applicable, the Shelf Registration Statement to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

         (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof and (z) comply with all of the following provisions:

                  (i) If, following the Closing Date, there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange

         Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                  (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker- Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above) and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and
         (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors shall prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

                  (i) use their respective best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the periods required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect and, if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the Initial Purchasers, and in the case of a Shelf Registration Statement, each selling Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, then the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) furnish to each Initial Purchaser, and in the case of a Shelf Registration Statement, to each Holder in connection with such exchange or sale, if any, before filing with the Commission, a copy of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents shall be subject to the review and comment of such Initial Purchasers, and, in the case of a Shelf Registration Statement, such Holders in connection with such sale, if any, for a period of at least three Business Days, and the Company and the Guarantors shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Initial Purchasers, or, in the case of a Shelf Registration Statement, such Holders shall reasonably object within three Business Days after the receipt thereof. An Initial Purchaser or selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                  (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide a copy of such document to each Initial Purchaser, and in the case of a Shelf Registration Statement, to the representative of the Holders included within the coverage of the Shelf Registration Statement, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Initial Purchasers or the representative of the Holders may reasonably request;

                  (vii) in the case of a Shelf Registration Statement make available, at reasonable times, for inspection by a representative of the Holders and an attorney and accountant retained by such Holders, in a manner designed to permit underwriters to satisfy their due diligence investigation under the Act, all financial and other records and pertinent corporate documents of the Company and the Guarantors customarily inspected by underwriters in primary underwritten offerings and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by and customarily supplied in connection with primary underwritten offerings to, any such representative, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company or any of the Guarantors as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or (iii) disclosure of such records, information or documents, in the opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Act).

                  (viii) if requested by the Initial Purchasers or in the case of a Shelf Registration Statement, by any Holder of Notes included within the coverage of the Shelf Registration Statement, promptly include in any Registration Statement or related Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Initial Purchasers or such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company and the Guarantors are notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (ix) furnish to each Holder of Notes included within the coverage of the Shelf Registration Statement, without charge, at least one conformed copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, without documents incorporated by reference therein or exhibits thereto, unless a Holder so requests in writing.

                  (x) deliver to the Initial Purchasers, and to any other Holder that so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, without documents incorporated therein by reference or exhibits thereto, unless the Initial Purchasers or any such Holder so request in writing.

                  (xi) deliver to each Holder of Notes included within the coverage of the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent, subject to the provisions of this Agreement, to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xii) deliver to the Initial Purchasers or any Restricted Broker-Dealer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such Person may reasonably request; the Company and the Guarantors hereby consent, subject to the provisions of this Agreement, to the use (in accordance with law) of the prospectus or any amendment or supplement thereto by the Initial Purchasers, if necessary, any Restricted Broker-Dealer and such other Persons required to deliver a prospectus following the Exchange Offer in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement;

                  (xiii) upon the request of any Holder of Notes included within the coverage of the Shelf Registration Statement, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any such Holder in connection with any sale or resale pursuant to any Shelf Registration Statement, and in such connection the Company and the Guarantors shall:

                           (A) upon the request of any Holder, furnish (or in the case of paragraphs (2) and (3) below, use their respective best efforts to cause to be furnished) to each Holder, upon the effectiveness of the Shelf Registration
                  Statement:

                                    (1)      a certificate, dated such date,
                           signed on behalf of the Company and the Guarantors by
                           (x) a principal operating or executive officer of the Company and the Guarantors and (y) a principal financial or accounting officer of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (a), (c), (d) and
                           (e) of Section 7 of the Purchase Agreement and such matters customarily given in underwritten offerings;

                                    (2)      an opinion, dated the date of
                           effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors covering matters customarily covered in opinions requested in underwritten offerings and similar to those set forth in Section 7(h) of the Purchase Agreement, and in any event including a statement to the effect that such counsel has participated in conferences with officers and representatives of the Company and the Guarantors and representatives of the independent public accountants for the Company and the Guarantors and has considered the matters required to be stated therein and the statements contained therein, and although such counsel is not passing upon and does not assume the responsibility for, the accuracy, completeness or fairness of such statements; and has not made any independent check or verification thereof, that such counsel advises that, on the basis of the foregoing, no facts have come to the attention of such counsel that lead such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3)      a customary comfort letter, dated
                           as of the date of effectiveness of the Shelf
                           Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                           Section 7(n) of the Purchase Agreement, subject to receipt of appropriate documentation, if required by, and only if permitted by, Statement of Auditing Standards No. 72; and

                           (B)      deliver such other documents and
                  certificates as may be reasonably requested by the representative of the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause
                  (xiii);

                  (xiv) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xv) issue, upon the request of any Holder of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Series B Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xvi) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to the closing of any such sale of Transfer Restricted Securities;

                  (xvii) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to Consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xiv) above;

                  (xviii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xix) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xx) in the case of a Shelf Registration Statement, make appropriate officers of the Company available to the selling Holders for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities;

                  (xxi) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

         All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement shall be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses, (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws, (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses, messenger and delivery services and telephone, (iv) all fees and disbursements of counsel for the Company and the Guarantors and in the event of a Shelf Registration Statement, the reasonable fees and disbursements of one firm of counsel for the Holders of Transfer Restricted Securities (who shall be Latham & Watkins, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared) and fees and disbursements of the Trustee and counsel, (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance) but excluding fees and expenses of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Series B Notes by a Holder.

         The Company shall, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

SECTION 8. INDEMNIFICATION

         (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER") from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any holder or any prospective purchaser of Series B Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors, officers, employees, agents and representatives, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder expressly for use in any Registration Statement. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount of any damages that such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 50 days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

         (d)      To the extent that the indemnification provided for in this
Section 8 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantors, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

         The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A and (ii) is subject to
Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. UNDERWRITTEN REGISTRATIONS

         If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering; provided, however, that the Managing Underwriters shall be reasonably satisfactory to the Company.

         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

SECTION 11. MISCELLANEOUS

         (a) REMEDIES. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial

Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any Guarantor shall, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and
(ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) THIRD PARTY BENEFICIARY. The Holders of Transfer Restricted Securities participating in the Exchange Offer shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

         (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii)     if to the Company or the Guarantors:

                                AAi.FosterGrant, Inc.

                                500 George Washington Hwy.
                                Smithfield, RI 02917
                                Telecopier No.: (401) 231-3212
                                Attention: Chief Financial Officer


                                With a copy to:

                                Hinckley, Allen & Snyder
                                1500 Fleet Center
                                Providence, RI
                                Telecopier No.: (401) 277-9600
                                Attention: Stephen J. Carlotti


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to the Initial Purchasers in the form attached hereto as Exhibit A.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Holder shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Holder shall be entitled to receive the benefits hereof.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




                                        AAI.FOSTERGRANT, INC.


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President and Chief
                                                   Executive Officer


                                        FOSTER GRANT HOLDINGS, INC.


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President

                                        THE BONNEAU COMPANY


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President

                                        OPTI-RAY, INC.


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President

                                        BONNEAU GENERAL, INC.


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President

                                        BONNEAU HOLDINGS, INC.


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President


                                        O-RAY HOLDINGS, INC.


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President


                                        F.G.G. INVESTMENTS, INC.


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President


                                        FOSTER GRANT GROUP, L.P.

                                        By: BONNEAU HOLDINGS, INC., GENERAL
                                            PARTNER


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President and Chief
                                                   Executive Officer


                                        FANTASMA, LLC


                                        By: /s/ Gerald F. Cerce
                                            -----------------------------------
                                            Name: Gerald F. Cerce
                                            Title: President

NATIONSBANC MONTGOMERY SECURITIES LLC


By: /s/ J. Scott Holmes
    ------------------------------
    Name: J. Scott Holmes
    Title: Principal



PRUDENTIAL SECURITIES INCORPORATED


By: /s/ Timothy O'Neill
    ------------------------------
    Name: Timothy O'Neill
    Title: Director


BANCBOSTON SECURITIES INC.


By: /s/ Gregory C. Foy
    ------------------------------
    Name: Gregory C. Foy
    Title: Managing Director

                                    EXHIBIT A

                   NOTICE OF FILING OF REGISTRATION STATEMENT



To:      NationsBanc Montgomery Securities LLC
         Prudential Securities Incorporated
         BancBoston Securities Inc.


From:    AAi.FosterGrant, Inc.

Re:      10 3/4% Series A Senior Notes Due 2006



Date:  ____________, 199__


         For your information only (NO ACTION REQUIRED):

                  Today, ________________, 199__, we filed [an Exchange
Registration Statement] [a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective by __________________________, 199__.

                                   SCHEDULE A

                                  Subsidiaries

 Company Name                                      Jurisdiction Of Organization
 ------------                                      ----------------------------

 1.  Foster Grant Holdings, Inc.                   Delaware

 2.  The Bonneau Company                           Texas

 3.  Opti-Ray, Inc.                                New York

 4.  Bonneau General, Inc.                         Delaware

 5.  Bonneau Holdings, Inc.                        Delaware

 6.  O-Ray Holdings, Inc.                          Delaware

 7.  F.G.G. Investments, Inc.                      Delaware

 8.  Foster Grant Group, L.P.                      Delaware

 9.  Fantasma, LLC (80%)                           Delaware

 10. AAi Company of Canada                         Nova Scotia
                                                   Canada

 11. Vendome Accessories Limited (51%)             Nova Scotia
                                                   Canada

 12. AAi Foster Grant Limited                      United Kingdom

 13. AAi/Joske's, S. de R. L. de C.V. (55%)        Mexico

                                   SCHEDULE B

                               MATERIAL CONTRACTS

                                   SCHEDULE B


This Schedule B gives effect to the Offering and the documents related thereby.

1. Indenture between the Company, its Domestic Subsidiaries and IBJ Schroder Bank & Trust Company, as trustee, to be dated July 21, 1998.

2. Registration Rights Agreement between the Company, the Domestic Subsidiaries and Initial Purchasers to be dated July 21, 1998.

3. Amended and Restated Financing and Security Agreement by and among the Company, certain of its Subsidiaries, NationsBank, N.A. as agent, and other lenders party thereto dated as of May 9, 1997, as amended by the Second Amended and Restated Financing and Security Agreement by and among the Company, its Domestic Subsidiaries, NationsBank, N.A., as agent, and other lenders party hereto to be dated July 21, 1998.

4. Fantasma LLC Member Agreement by and among the Company, Roger D. Dreyer and Houdini Capital LTD dated as of June 23, 1998.

5. Fantasma LLC Member Agreement by and among the Company and Paul Michaels dated as of June 23, 1998.

6. Agreement of Amendment, Termination & Modification between the Company, Bolle Inc., Foster Grant, Foster Grant Group, LP and Foster Grant Holdings, Inc. dated June 1998.

7. Stock Purchase Agreement by and among the Company, BEC Group, Inc., Foster Grant Group, L.P. and Foster Grant Holdings, Inc., dated May 31, 1996, as amended by a side letter dated December 11, 1996.

8. Letter Agreement of Weston Presidio Capital II, L.P. regarding voting of the Company's Preferred Stock dated December 9, 1996.

9. Securities Purchase Agreement among the Company, Weston Presidio II, L.P. and certain other investors, dated May 31, 1996, as amended on December 11, 1996.

10. Tag-Along Transfer Restriction and Voting Agreement among the Company, Weston Presidio Capital II, L.P. and certain other investors and certain shareholders of the Company dated May 31, 1996, as amended on December 11, 1996.

11. Registration Rights Agreement among the Company, Weston Presidio Capital II, L.P. and certain other investors and certain shareholders of the Company dated May 31, 1996.

12.      The Company's Incentive Stock Plan.

13. Employment Agreement between the Company and Gerald F. Cerce dated May 31, 1996.

14. Employment Agreement between the Company and John H. Flynn, Jr. dated May 31, 1996.

15. Employment Agreement between the Company and Duane M. DeSisto dated May 31, 1996.

16.      Employment Agreement between the Company and Robert Lallo dated May 31,
         1996.

17.      Employment Agreement between the Company and Felix Porcaro dated
         May 31, 1996.


18. Supplement Executive Retirement Plan between the Company and Gerald F. Cerce dated September 29, 1994, as amended.

                                   SCHEDULE C

                              AAI.FOSTERGRANT, INC.

Initial Purchaser                                                    Amount
-----------------                                                    ------

NationsBanc Montgomery Securities LLC ...........................$56,250,000.00

Prudential Securities Incorporated...............................$11,250,000.00

BancBoston Securities Inc........................................$ 7,500,000.00

                                                                 $75,000,000.00
                                                                 ==============